UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2008

PURE BIOFUELS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-50903	47-0930829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9440 Little Santa Monica Blvd., Suite 401 Beverly Hills, CA	90210
(Address of Principal Executive Offices)	(Zip Code)

1-310-402-5916
(Registrant's telephone number, including area code)

N/A

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement

As previously disclosed, on June 25, 2007, the Company received a letter from Wharton Capital Partners Ltd ("Wharton") demanding the payment of $240,000, pursuant to the terms of a letter agreement dated April 18, 2007 by and between the Company and Wharton (the “April 18 Agreement”).  On January 18, 2008, the Company entered into a Complete Settlement and Release Agreement (the “Release”) with Wharton and Wharton Capital Markets, LLC pursuant to which the Company delivered to Wharton an aggregate of 186,436 shares of Common Stock in exchange for a $60,000 aggregate principal amount convertible promissory note and related accrued interest issued to Wharton by the Company on April 19, 2007 and in consideration of the complete settlement and release of any claims related to the April 18 Agreement. Notwithstanding the foregoing, no claims were released with respect to the future closing of any financial transaction between the Company and either Fusion Capital Partners, LLC or Alex Greystoke, or any of their respective affiliates, associates, successors or assigns.

As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 10, 2007, on December 4, 2007, Pure Biofuels Corp. (the “Company”), Pure Biofuels del Peru S.A.C., a Peruvian corporation and 99.9% owned subsidiary of the Company (“Pure Biofuels del Peru”), Interpacific Oil S.A.C., a Peruvian corporation (“Interpacific”), and certain stockholders of Interpacific (the “Interpacific Stockholders”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Pure Biofuels del Peru acquired all of the outstanding capital stock of Interpacific, with Pure Biofuels del Peru continuing as the surviving corporation.

On January 23, 2008, the Company, Pure Biofuels del Peru, Interpacific and the Interpacific Stockholders entered into an amendment to the Merger Agreement (the “Amendment”). Pursuant to the Amendment, $700,000 cash consideration and 2,166,667 shares of common stock, par value $0.001, of the Company (the “Common Stock”) payable to the Interpacific Stockholders in consideration of the merger is payable within three days of the execution of the Amendment instead of 90 days after closing, as contemplated by the Merger Agreement.

As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on September 18, 2007, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) dated as of September 12, 2007, with Plainfield Peru I LLC (“LLC1”) and Plainfield Peru II LLC (“LLC2,” and together with LLC1, “Plainfield”). Pursuant to Section 3.6(m) of the Purchase Agreement, if the Company issues Common Stock prior to September 12, 2008 pursuant to or in connection with (a) the binding letter of intent between Pure Biofuels del Peru S.A.C. and Interpacific Oil S.A.C. entered into on May 11, 2007, pursuant to which the Merger Agreement and Amendment were entered into, or (b) the April 18 agreement to which the Release relates, then within three (3) business days of such issuance of Common Stock, the Company is obligated to issue to Plainfield warrants to purchase a number of shares of Common Stock equal to the number of warrants issued in such issuance with an exercise price equal to the lesser of (x) the applicable exercise price of such issuance and (y) $1.50. On January 24, 2008, the Company issued to Plainfield warrants to purchase 122,605 shares of Common Stock at an exercise price of $0.01 in connection with the Release and warrants to purchase 2,166,667 shares of Common Stock at an exercise price of $0.60 in connection with the Agreement.

A copy of the Amendment is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

A copy of the Settlement is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Section 3 - Securities and Trading Markets

Item 3.02 - Unregistered Sales of Equity Securities

See Item 2.01 which is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Section 9.01 - Financial Statements and Exhibits

(d) Exhibits

10.1
Amendment No. 1 to Agreement and Plan of Merger, dated as of January 23, 2007, by and among Pure Biofuels Corp., Pure Biofuels del Peru S.A.C., Interpacific Oil S.A.C., and certain Target Stockholders identified therein

10.2	Complete Settlement and Release Agreement, dated as of January 18, 2008, by and among Wharton Capital Partners, Ltd. and Wharton Capital Markets, LLC and Pure Biofuels Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 25, 2008	PURE BIOFUELS CORP.

By: /s/ Luis Goyzueta
Luis Goyzueta
Chief Executive Officer and Director